UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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[X]	Soliciting Material Pursuant to §240.14a-12

Concur Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

SAP SE and subsidiaries
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Concur Technologies, Inc.

Commission File No.: 000-25137

FOR INTERNAL USE ONLY

A Message to Your Customers about Concur

Team,

Today’s news regarding SAP’s intent to acquire Concur Technologies, Inc. is a tremendous milestone for SAP in our desire to offer the most robust Business Network in the industry. This announcement is yet another tangible example of how we will make “Run Simple.” a reality for all customers.

We anticipate a great deal of media coverage related to this announcement. As such, your customers are also likely to have questions as well, particularly those who have purchased, or intend to purchase, the SAP Cloud for Travel & Expense solution.

To support your efforts to keep our customers as informed as possible, please rely on the following three resources:

1.	The attached customer letter for you to send to your SAP Cloud for Travel & Expense customers as needed.

SAP will not be reaching out to customers as part of a larger effort. Instead, I ask that all account executives with customers who have bought, implemented or intend to buy SAP Travel & Expense use this opportunity as a catalyst to engage your customer and reassure them of SAP’s commitment to their ongoing success.

2.	The top five anticipated frequently asked questions below.

3.	Using the email account, SAP Global Customer Operations Leadership, for all your urgent customer-related questions.

Showing the value. Exciting the imagination. That is exactly what SAP continues to do.

Best regards,

Rob

Top Five Anticipated FAQs

1.	Will SAP continue SAP Cloud for Travel & Expense solution or will it transition to Concur?

We expect to bring the combined strengths of SAP and Concur to bear for our customers to deliver an unparalleled travel management experience to them. As it is still early days and the transaction is not expected to close until Q4 2014 or Q1 2015, it will be business as usual for our customers in the near term. We will have more to say about the solution portfolio after the close of the transaction where we expect our customers to derive even more business value.

2.	Will you bundle offerings of SAP and Concur’s solutions?

There is no expectation to bundle offerings but such a decision must be evaluated jointly through a more comprehensive process after transaction close.

3.	Will SAP continue to innovate on and support the SAP Cloud for Travel & Expense solution I’ve implemented?

SAP will continue to invest in the Travel and Expense management solution area and today’s announcement is a testament to this commitment. SAP expects to bring the combined strengths of SAP and Concur to bear for our customers to deliver an unparalleled travel management experience to them. For existing customers of SAP Cloud for Travel & Expense, we will continue to support per the contractual agreement through the term of the contract.

4.	Should I continue with my implementation of SAP Cloud for Travel & Expense as planned in Q4 2014 or Q1 2015?

Yes, the customers would derive benefits of using the SAP Cloud for Travel & Expense solution as shared previously and through the term of the contract as mutually agreed to.

5.	How should I deal with my current opportunities that have SAP Cloud for Travel & Expense solution?

It is business as usual. Continue to work on the opportunity and work with the customer to explain the benefits of using SAP Cloud for Travel & Expense solution.

Dear [Customer Name],

It is my great pleasure to share the news that SAP announced its intention to acquire Concur. This decision supports SAP’s ambition to help all customers “Run simple.”

Concur is the leader in the multi-billion market for travel and expense management software. With more than 23,000 customers and 4,200 employees, Concur will extend SAP’s Business Network. With more than $600 billion in transaction volume, SAP has the largest Business Network in the world and delivers frictionless commerce across more than 25 different industries. With Concur, SAP can now address annual corporate travel spend of $1.2 trillion worldwide.

Together, Concur and SAP can offer truly a unique business value proposition for you:

•	Concur can enhance the value proposition of the SAP Business Network by addressing one of the important enterprise spend categories – Travel; in conjunction with Ariba and FieldGlass solutions, you can manage most of your critical spend categories effectively in SAP Business Network powered by SAP HANA.

•	Together, SAP and Concur can deliver the most comprehensive solution for managing Corporate Travel Spend and deliver deep analytics capabilities while being compliant with your corporate travel policies.

•	Concur solutions can enable your employees and end users to have a simplified experience, anywhere, on any device and complemented by wide range of travel services such as Trip Management, Itinerary Management and automation.

Though I can’t offer you many additional details today due to regulatory review period, I would be happy to speak to you should you have any additional questions. Our intended acquisition of Concur is expected to close in Q4 2014 or Q1 2015, subject to Concur stockholder approval, clearance by the relevant regulatory authorities and satisfaction of other customary closing conditions.

Please know that all of us at SAP are tremendously excited at the opportunity to both welcome Concur to the SAP family and help bring additional value to all of our customers. I look forward to detailing the value that Concur and the entire SAP Business Network can bring to your business.

Best regards,

[account executive]

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this document include statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Concur stockholder approval and regulatory approvals; the failure to retain key Concur employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Concur’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Concur’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Concur will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Concur and will contain important information about the proposed merger and related matters. Concur’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Concur and SAP will file other relevant materials in connection with the proposed acquisition of Concur by SAP pursuant to the terms of an Agreement and Plan of Merger by and among SAP America, Concur Acquisition Corp., a wholly owned subsidiary of SAP America, and Concur. SAP, Concur and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concur stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Concur’s participants in the solicitation, which may, in some cases, be different than those of Concur’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Concur with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Concur by contacting Concur Investor Relations by email at todd.friedman@Concur.com.